UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended

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[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Matthews International Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ] Fee paid previously with preliminary materials.

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Nomura Partners Funds, Inc.

The Japan Fund

High Yield Fund

Proxy Reminder

Shareholder Meeting September 10, 2014

Dear Shareholder:

You should have received proxy materials in the mail concerning the shareholder meeting which will be held on September 10, 2014. According to our latest records, we have not yet received your proxy vote for this meeting. The meeting is fast approaching and efforts to obtain the required vote will continue until the requirement is met.

The advisor to the Funds, Nomura Asset Management USA, has decided to exit the U.S. retail open-end mutual fund business.

After careful consideration, the Nomura Partners Funds’ Board has, in what it has determined to be the best interests of the shareholders, approved the tax free reorganization of the Nomura Japan Fund with the Matthews Japan Fund subject to shareholder approval of a change to the charter of the Nomura Japan Fund.

Please vote today to help avoid potential delays and additional expenses associated with the solicitation of shareholder votes via mail and telephone.

VOTING IS QUICK AND EASY!

•	Vote via Phone. Dial the toll free number 1-844-292-8012 to vote with a proxy voting specialist. Specialists are available between 10:00 a.m. and 6:00 p.m. Monday thru Friday.

•	Vote via Internet. Just follow the instructions printed on the enclosed proxy ballot.

•	Vote by mail. Completed the enclosed proxy ballot and return in the postage-paid envelope provided.

Sincerely,

Nomura Partners Funds, Inc.	NOM 14